Exhibit 10.2

CITIBANK, N.A.
388 Greenwich Street
New York, NY 10013

ADMINISTRATIVE LETTER

April 30, 2012

Revlon Consumer Products Corporation
237 Park Avenue
New York, New York 10017
Attention: Steven Berns, Executive Vice President
                  and Chief Financial Officer

MacAndrews & Forbes Holdings Inc.
35 East 62nd Street
New York, NY 10065
Attention: Paul Savas, Executive Vice President
                  and Chief Financial Officer

Ladies and Gentlemen:

This letter is the Administrative Letter referred to in the Amended and Restated Senior Subordinated Term Loan Agreement dated as of April 30, 2012 (as amended, restated, supplemented and otherwise modified from time to time, the “Loan Agreement”) between Revlon Consumer Products Corporation, as borrower (the “Borrower”), and MacAndrews & Forbes Holdings Inc., as initial lender (the “Initial Lender”)).  Capitalized terms used herein and not otherwise defined have the meaning ascribed to such terms in the Loan Agreement.

As provided in Section 9.6 of the Loan Agreement, by executing and delivering an instrument of assignment and acceptance referred to therein in respect of the Non-Contributed Loan (an “Assignment Instrument”), each assignee of all or any portion of the Non-Contributed Loan on or after the Restatement Effective Date agrees to be bound by the terms of this Administrative Letter applicable to the Non-Contributed Lenders.

1.     Appointment of Administrative Agent.

(a)               Each Non-Contributed Lender hereby appoints Citibank, N.A.  as administrative agent for the Non-Contributed Lenders pursuant to and in accordance with the Loan Agreement and this Administrative Letter (in such capacity, the “Administrative Agent”).  Each Non-Contributed Lender authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement and this Administrative Letter as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto.  Without limiting the foregoing, each Non-Contributed Lender  hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the documents reasonably related hereto to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such documents.

(b)              The Administrative Agent hereby agrees that it will maintain the Register in accordance with Section 9.6 of the Loan Agreement.

(c)               As to any matters not expressly provided for in the Loan Agreement or this Administrative Letter (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the holders of a majority of the outstanding principal amount of the Non-Contributed Loan (such holders, at any date of determination, the “Required Non-Contributed Lenders”), and such instructions shall be binding upon all Non-Contributed Lenders; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Non-Contributed Lenders with respect to such action or (ii) is contrary to the Loan Agreement, this Administrative Letter or applicable law.  The Administrative Agent agrees to give to each Non-Contributed Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of the Loan Agreement and this Administrative Letter.

(d)              In performing its functions and duties hereunder, the Administrative Agent is acting solely on behalf of the Non-Contributed Lenders, and its duties are entirely administrative in nature and limited to the administration of the Non-Contributed Loan.  The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein or any other relationship as the agent, fiduciary or trustee of or for any Lender or holder of any other payment obligation under the Loan Agreement.  The Administrative Agent shall have no obligations with respect to the Contributed Loan.  The Administrative Agent may perform any of its duties under the Loan Agreement or this Administrative Letter by or through its agents or employees.

(e)               Upon the acceptance and recording by the Administrative Agent of any Assignment Instrument then, as of the effective date of such assignment (as such effective date is determined under such Assignment Instrument), (a) the assignee thereunder shall be a party to the Loan Agreement and this Administrative Letter and, to the extent provided in the Assignment Instrument, have the rights and obligations under the Loan Agreement and this Administrative Letter of a Lender in respect of the interest in the Non-Contributed Loan assigned thereby and (b) the assignor thereunder shall, to the extent provided in the Assignment Instrument, relinquish its rights (except those surviving the payment in full of the Non-Contributed Loan) and be released from its obligations under the Loan Agreement and this Administrative Letter in respect of the interest in the Non-Contributed Loan assigned by it.

2.      Administrative Agent’s Reliance, Etc.  None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with the Loan Agreement or this Administrative Letter, except for its, his, her or their own gross negligence or willful misconduct.  Without limiting the foregoing, the Administrative Agent (a) may rely on the Register to the extent set forth in Section 9.6 of the Loan Agreement, (b) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of the Borrower in or in connection with the Loan Agreement or this Administrative Letter, (d) shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of the Loan Agreement or this Administrative Letter, as to the financial condition of the Borrower or as to the existence or possible existence of any Default or Event of Default and (e) shall incur no liability under or in respect of the Loan Agreement or this Administrative Letter by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

3.      Posting of Electronic Communications.

(a)               Each of the Non-Contributed Lenders and the Borrower agree that the Administrative Agent may, but shall not be obligated to, make each notice demand, communication, information, document and other material that the Borrower is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to the Loan Agreement or this Administrative Letter (each, an “Approved Electronic Communication”) available to the Non-Contributed Lenders by posting such notice or other instrument or writing on IntraLinks™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)              Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Non-Contributed Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.  In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Non-Contributed Lenders and the Borrower hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)              The Approved Electronic Platform and the Approved Electronic Communications are provided “as is” and “as available”.  None of the Administrative Agent or any of its Affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy or completeness of the Approved Electronic Communications or the Approved Electronic Platform and each expressly disclaims liability for errors or omissions in the Approved Electronic Platform and the Approved Electronic Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent Affiliates in connection with the Approved Electronic Platform or the Approved Electronic Communications.

(d)              Each of the Non-Contributed Lenders and the Borrower agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

4.     The Administrative Agent Individually.  With respect to any portion of the Non-Contributed Loan that may be held by it, the Administrative Agent in its individual capacity shall have and may exercise the same rights and powers hereunder and under the Loan Agreement and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Non-Contributed Lender.  An Affiliate of the Administrative Agent currently serves as the administrative agent and collateral agent with respect to certain existing indebtedness of the Borrower, and the Administrative Agent and its Affiliates may also accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, the Borrower as if the Administrative Agent were not acting as the Administrative Agent.

5.      Lender Credit Decision.   Each Non-Contributed Lender acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender, conduct its own independent investigation of the financial condition and affairs of the Borrower in connection with the taking an assignment of, and its continued interest in, the Non-Contributed Loan.  Each Non-Contributed Lender also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement or this Administrative Letter.  Except for the documents expressly required by the Loan Agreement or this Administrative Letter to be transmitted by the Administrative Agent to the Non-Contributed Lenders, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Borrower or any Affiliate of the Borrower that may come into the possession of the Administrative Agent or any Agent Affiliate.

6.      Administrative Agent to Effectuate Subordination.  Each Non-Contributed Lender by accepting an assignment of the Non-Contributed Loan authorizes and directs the Administrative Agent on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between such Lenders and the holders of Senior Debt as provided in Section 8 of the Loan Agreement and appoints the Administrative Agent as attorney-in-fact for any and all such purposes.

7.      Payment of Expenses; General Indemnity.

(a)              The Initial Lender shall pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket attorneys’ fees and expenses incurred in connection with the preparation, execution and delivery of the Loan Agreement, this Administrative Letter, any assignment by the Initial Lender in respect of the Non-Contributed Loan and any other documents prepared in connection therewith, and the consummation of the transactions contemplated hereby and thereby, in each case up to and including the Restatement Effective Date. Thereafter, the Borrower shall pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket attorneys’ fees and expenses incurred in connection with any amendment, supplement, modification or replacement to the Loan Agreement and any other documents prepared in connection therewith, and the consummation of the transactions contemplated hereby and thereby, in each case following the Restatement Effective Date.

(b)              The Borrower agrees to pay or reimburse the Administrative Agent (subject to the last sentence of this Section 7) for its reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection with the enforcement or preservation of any rights under the Loan Agreement, this Administrative Letter, and any such other related documents following the Restatement Effective Date.

(c)              The Initial Lender shall pay, indemnify, and hold the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to or resulting from any delay caused by the Initial Lender in paying, stamp, excise and other similar taxes, if any, if legal, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, the Loan Agreement, this Administrative Letter, and any such other documents, in each case up to and including the Restatement Effective Date.  The Borrower shall pay, indemnify, and hold the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to or resulting from any delay caused by the Borrower in paying, stamp, excise and other similar taxes, if any, if legal, which may be payable or determined to be payable in connection with the consummation of any of the transactions contemplated by, or any amendment, supplement, modification or replacement of, or any waiver or consent under or in respect of, the Loan Agreement, this Administrative Letter, and any such other documents, in each case following the Restatement Effective Date.

(d)              The Borrower shall pay, indemnify, and hold harmless the Administrative Agent and its Agent Affiliates (collectively, the “Agent Indemnitees”) (subject to the last sentence of this Section 7) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable and documented fees, disbursements and expenses of counsel to any such Agent Indemnitee) that may be incurred by or asserted against any such Agent Indemnitee in connection with or arising out of the execution, delivery, consummation, enforcement, performance and administration of the Loan Agreement, this Administrative Letter, and any such other documents, or any investigation, litigation or proceeding, or the preparation of a defense in connection therewith (all of the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Borrower shall have no obligation hereunder to any Agent Indemnitee with respect to Indemnified Liabilities arising from (i) the gross negligence or willful misconduct of such Agent Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order or (ii) amounts of the types referred to in clauses (a) through (c) above except as provided therein.

(e)               Each Non-Contributed Lender shall indemnify each Agent Indemnitee (to the extent not reimbursed by the Borrower), from and against such Non-Contributed Lender’s aggregate ratable portion of any and all Indemnified Liabilities; provided, however, that no Non-Contributed Lender shall be liable for any portion of such Indemnified Liabilities resulting from that Agent Indemnitee’s gross negligence or willful misconduct.  Without limiting the foregoing, each Non-Contributed Lender (other than the Initial Lender) agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Administrative Letter, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the Initial Lender.

The agreements in this Section 7 shall survive the termination of the Loan Agreement and this Administrative Letter, and the repayment of the Loan and all other amounts payable under the Loan Agreement and this Administrative Letter.  The Initial Lender’s and Borrower’s obligations to reimburse the Administrative Agent for out-of-pocket attorneys’ fees and expenses and other costs and expenses under this Section 7 shall be limited to a single counsel for the Administrative Agent and the other Agent Indemnitees and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel per affected party.

8.     Account for Payments.  The Administrative Agent hereby notifies the other parties hereto that the following account is the account to be used for purposes of Section 3.4(a) of the Loan Agreement unless and until the Administrative Agent notifies the other parties hereto in writing of a different account to be used:

Account:
Bank: Citibank NA
ABA No.: 021000089
Account Number: 36852248
Account Name: Medium Term Finance
Reference: Revlon

9.     Distribution of Payments. Promptly following the receipt by the Administrative Agent of each payment pursuant to Section 3.4 of the Loan Agreement of amounts owed in respect of the Non-Contributed Loan, the Administrative Agent shall cause to be distributed immediately available funds relating to such payment to the appropriate Non-Contributed Lenders on a pro rata basis.

10.   Notices.  All notices, consents, requests and demands under this Administrative Letter and the Loan Agreement  to be effective shall be in writing and deemed given as provided in Section 9.2 of the Loan Agreement.  In connection with the foregoing, the Administrative Agent hereby notifies the other parties hereto that its address for notices to be delivered under the Loan Agreement and this Administrative Letter is as follows (or such other address as may be hereafter notified by Administrative Agent to the other parties hereto):

Address for Notices:
Citibank, N.A.
1615 Brett Road, Ops 3
New Castle, DE 19720
Attention: Tracey L. Wilson
Telecopy: (212) 994-0857
Email: tracey.l.wilson@citi.com

11.    Limitation of Liability.  (a) The Borrower agrees that no Agent Indemnitee shall have any liability (whether in contract, tort or otherwise) to the Borrower or its Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent Indemnitee’s gross negligence or willful misconduct.  In no event, however, shall any Agent Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).  The Borrower hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(b) IN NO EVENT SHALL ANY AGENT AFFILIATE HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT OR CONTRACT OR OTHERWISE) ARISING OUT OF ANY BORROWER OR ANY AGENT AFFILIATES’ TRANSMISSION OF APPROVED ELECTRONIC COMMUNICATIONS THROUGH THE INTERNET OR ANY USE OF THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT SUCH LIABILITY OF ANY AGENT AFFILIATE IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT AFFILIATE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

12.   Successor Administrative Agent.  The Administrative Agent may resign at any time by giving written notice thereof to the Non-Contributed Lenders and the Borrower.  Upon any such resignation, the Required Non-Contributed Lenders shall have the right to appoint a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by such holders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Non-Contributed Lenders, appoint a successor Administrative Agent, selected from among the Non-Contributed Lenders.  In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of any Event of Default).  Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and upon such acceptance the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Agreement and this Administrative Letter.  Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights and obligations as Administrative Agent under the Loan Agreement and this Administrative Letter.  After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Administrative Letter as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Agreement and this Administrative Letter.

13.   Amendments and Waivers.  No provision of this Administrative Letter shall be amended, waived, supplemented, replaced or otherwise modified, except by a written instrument which has been duly executed and delivered by the Borrower and by the holders of a majority of the outstanding principal amount of the Non-Contributed Loan at the time such decision is made or action so taken.

14.    Counterparts.  This Administrative Letter may be executed by one or more of the parties to this Administrative Letter on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

15.    Severability.  Any provision of this Administrative Letter which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16.    Integration.  This Administrative Letter and the Loan Agreement represents the agreement of the Borrower, the Initial Lender, the Non-Contributed Lenders and the Administrative Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the Loan Agreement.

17. GOVERNING LAWS.  THIS ADMINISTRATIVE LETTER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

18.   Submission To Jurisdiction; Waivers.  Each of the parties hereto hereby irrevocably and unconditionally:

(a)               submits for itself and its property in any legal action or proceeding relating to this Administrative Letter, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the Courts of the State of New York located in the borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)              consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)               agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in or referenced in Section 10 or at such other address of which the other parties hereto shall have been notified pursuant thereto;

(d)              agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(e)               waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

19. WAIVERS OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS ADMINISTRATIVE LETTER AND FOR ANY COUNTERCLAIM THEREIN.

Very truly yours,
CITIBANK, N.A.
By:	/s/ David Leland
Name: David Leland
Title: Vice President

Acknowledged and Accepted:

REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Steven Berns
	Name:	Steven Berns
	Title:	Executive Vice President & Chief Financial Officer

MACANDREWS & FORBES HOLDINGS INC.

By:	/s/ Paul Savas
	Name:	Paul Savas
	Title:	Executive Vice President & Chief Financial Officer